UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2023

CLOVER HEALTH INVESTMENTS, CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39252	98-1515192
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3401 Mallory Lane, Suite 210
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 432-2133

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CLOV	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 17, 2023, Clover Health Investments, Corp. (the “Company”) announced it would implement certain business transformation initiatives, including an agreement to move its core plan operations to UST HealthProof’s (“UST HealthProof’) integrated technology platform and additional corporate restructuring actions. The agreement with UST HealthProof includes the transition of certain of the Company’s plan operation functions in support of its Medicare Advantage members pursuant to a master services agreement (the “Master Services Agreement”), which is described in greater detail in Item 8.01 of this Current Report on Form 8-K.

In addition to the arrangement with UST HealthProof, the Company also announced a recently conducted reduction in force to better align its SG&A cost structure with its revenue base. This restructuring resulted in the elimination of approximately 10% of the Company’s workforce.

The Company expects to record total charges related to the initiatives of approximately $7.0 to $9.0 million, primarily all of which will result in future cash expenditures. These charges are expected to be recorded in the first and second quarters of 2023, and to comprise primarily severance costs, implementation costs, legal costs and other related expenses. In addition, the Company expects the initiatives to generate net annual cost savings of approximately $30 million beginning in 2024.

Item 8.01. Other Events.

As discussed in Item 2.05 of this Current Report on Form 8-K, on April 16, 2023, the Company entered into the Master Services Agreement, effective as of April 14, 2023, pursuant to which UST HealthProof will perform certain of the Company’s plan operation functions in support of its Medicare Advantage members, including claims, enrollment, contact center, medical management, payment integrity, revenue integrity, print, fulfillment, and related configuration and certain IT functions (the “Services”).

The initial term of the services UST HealthProof will provide under the Master Services Agreement continues through December 31, 2028, and is then renewable at the option of the Company for two successive one-year terms unless earlier terminated by either party in accordance with the terms of the Master Services Agreement.

The Company will pay UST HealthProof for the Services primarily through a fixed monthly charge per member. The Company may also engage UST HealthProof on a time and materials basis to perform discretionary enhancements and other ancillary project work.

The Master Services Agreement is non-exclusive and the Company is entitled to remove any of the Services from UST HealthProof, subject to payment of certain minimum charges.

A copy of the press release announcing the initiatives described herein is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Notice Regarding Forward-Looking Information

Please note that this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding expectations relating to cost savings and implementation of the business transformation initiatives, including expectations related to Clover Health's liquidity, future performance and profitability, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this report are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this report or to conform these statements to actual results or revised expectations.

Item 9.01 Financial Statements and Exhibits.

(d) List of Exhibits

Exhibit No.	Description

99.1	Press release, dated April 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Clover Health Investments, Corp.

Date:	April 20, 2023	By:	/s/ Joseph Martin
		Name:	Joseph Martin
		Title:	General Counsel and Corporate Secretary